Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Neuronetics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	Rule 457(o)	(1)	(2)	(2)		(3)

	Equity	Preferred Stock	Rule 457(o)	(1)	(2)	(2)		(3)

	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)		(3)

	Other	Warrants	Rule 457(o)	(1)	(2)	(2)		(3)

	Unallocated (Universal) Shelf	—	Rule 457(o)

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$250,000,000(1)(4)		$38,275(3)

	Total Fees Previously Paid	—	—	—	—	—	—	—

	Total Fee Offsets							$6,824(4)

	Net Fee Due							$31,451(3)

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock and such indeterminate number of warrants to purchase common stock or preferred stock as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The $250,000,000 of securities registered hereunder includes $50,000,000 shares of common stock that may be offered, issued, and sold pursuant to that certain “at-the-market offering” equity distribution agreement by and between the registrant and Canaccord Genuity LLC. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of any stock split, stock dividend, recapitalization or similar transaction.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

(3)

Estimated solely for purposes of calculating the registration fee under Rule 457(o) under the Securities Act. No separate consideration will be received for shares of common stock issued upon conversion of debt securities or preferred stock or upon exercise of warrants registered hereunder.

(4)

On November 9, 2022, we filed a registration statement on Form S-3, declared effective on November 14, 2022 (File No. 333-266617) (the “2022 Registration Statement”), registering the issuance of up to $125,000,000 of common stock, preferred stock, debt securities, warrants and units (the “2022 Securities”). A filing fee of $8,039 with respect to an aggregate of $125,000,000 of the 2022 Securities was paid in connection with the filing of the 2022 Registration Statement. Pursuant to the 2022 Registration Statement, the registrant brought down a total of $18,893,000 of the 2022 Securities, which equates to an associated registration fee of $ 1,215.05. Accordingly, the unused registration fee paid in connection with the 2022 Registration Statement and the 2022 Securities is $6,824.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $250,000,000 of securities being registered hereby in the amount of $38,275 is offset by $6,824 in registration fees previously paid by the registrant with respect to the 2022 Securities that were registered but not issued pursuant to the 2022 Registration Statement. Concurrently with the filing of this registration statement, any offering of the unsold 2022 Securities pursuant to the 2022 Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Neuronetics, Inc.	S-3	333-266617	11/09/2022		$6,824	Unallocated (Universal) Shelf	—	106,107,000

(1)	See Note (4) under Table 1 above.